UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MGI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 30, 2019, MoneyGram International, Inc. (the “Company”) announced the appointment of Kamila K. Chytil to the position of Chief Operating Officer, effective September 30, 2019. Ms. Chytil, age 39, has served as Chief Global Operations Officer since May 2016. Ms. Chytil joined the Company in May 2015 as Senior Vice President of key partnerships and payments. From 2011 to May 2015, Ms. Chytil was Senior Vice President and General Manager of retail payments at Fidelity National Information Services, Inc., a global provider of financial technology solutions, where she was responsible for e-commerce, check cashing and retail payments. From 2004 to 2011, Ms. Chytil held various other management roles at Fidelity National Information Services, overseeing analytics, risk management, and operations.
There are no arrangements or understandings between Ms. Chytil and any other person pursuant to which she was selected as an officer of the Company. Ms. Chytil is not related to any executive officer or director of the Company.
There have been no transactions since January 1, 2018, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Chytil had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.
In connection with her appointment as Chief Operating Officer, Ms. Chytil will receive an annual base salary of $550,000 and a promotional long-term incentive award granted on October 1, 2019, with a grant date value of approximately $800,000. Approximately 75% of the promotional long-term incentive award will be delivered in performance cash and the remaining 25% will be delivered in restricted stock units. The performance cash awards will vest in three equal installments on each anniversary of the grant date if certain performance goals are achieved, with up to 75% of the performance cash awards eligible to vest over such three-year period if a target level of Adjusted EBITDA is achieved for the year ended December 31, 2019 and up to 25% of the performance cash awards eligible to vest over such three-year period if a target level of adjusted total revenue on a constant currency basis is achieved for the year ended December 31, 2019. The restricted stock units vest in three equal installments on each anniversary of the grant date.
In her role as Chief Operating Officer, Ms. Chytil will be eligible for an annual cash bonus under the Company’s Performance Bonus Plan with a targeted payment of 100% of her base salary. She will continue to be eligible for annual long-term equity awards in an amount to be determined by the Human Resources and Nominating Committee of the Board of Directors of the Company.
In addition to these benefits, Ms. Chytil will continue to be eligible to receive benefits offered to other executive officers of the Company.
Item 7.01  Regulation FD Disclosure
A copy of the press release issued by the Company to announce the appointment of Ms. Chytil is furnished with this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated September 30, 2019, of MoneyGram International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	F. Aaron Henry
Title:	General Counsel and Corporate Secretary
Date:    September 30, 2019